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                                                                    EXHIBIT 99.3

                                LETTER TO BROKERS
                                       FOR
                     TENDER OF 11 3/4% SENIOR NOTES DUE 2008
                                 IN EXCHANGE FOR
                     11 3/4% SERIES B SENIOR NOTES DUE 2008
                            SPLITROCK SERVICES, INC.
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
          ON __________, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
         ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                    AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depository
Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by Splitrock Services, Inc. (the "Company"), a Delaware corporation, to exchange its 11 3/4% Series B Senior Notes Due 2008, (the "Exchange Notes"), which have been, registered under the Securities Act of 193A, as amended (the Securities Act"), for a like principal amount of its issued and outstanding 11 3/4% Senior Notes Due 2008 (the "Original Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated 1998, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

         1.       Prospectus dated __________, 1998;

         2. Letter of Transmittal (together with accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

         3.       Notice of Guaranteed Delivery; and

         4. Letter which may be sent to your clients tor whose account you hold Original Notes in your name or in the name of your nominee, with a form for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Original Notes will, represent to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that such Original Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



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         The enclosed Letter to Clients and Instruction to Registered Holder
and/or Book Entry Transfer Participant from Beneficial Owner contain an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                Very truly yours,


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